                                                                     EXHIBIT (E)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1995-2 Monthly Statement
                        Class A Certificate CUSIP #25466KAQ2
                        Class B Certificate CUSIP #25466KAR0

     Distribution Date: December 15, 1999      Month Ending:  November 30, 1999

     Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

     1.   Payments for the benefit of investors in Series 1995-2 on this Distribution Date
          --------------------------------------------------------------------------------
              (per $1000 of Class Initial Investor Interest)
              ----------------------------------------------

          Series  1995-2                                      Total                Interest         Principal
              Class A      30 days at 6.550000000%          $5.458333333        $5.458333333        $0.000000000

              Class B      30 days at 6.750000000%          $5.625000000        $5.625000000        $0.000000000

     2.   Principal Receivables at the end of November, 1999
          --------------------------------------------------

       (a)     Aggregate Investor Interest                        $19,465,953,000.00

               Seller Interest                                     $8,029,121,316.51

               Total Master Trust                                 $27,495,074,316.51

       (b)     Group One Investor Interest                        $16,915,953,000.00

       (c)     Group Two Investor Interest                         $2,550,000,000.00

       (d)     Series 1995-2 Investor Interest                       $526,316,000.00

       (e)     Class A Investor Interest                             $500,000,000.00

               Class B Investor Interest                              $26,316,000.00

     3.   Allocation of Receivables Collected During November, 1999
          ---------------------------------------------------------

                                                                        Finance Charge            Principal       Yield Collections/
                                                                         Collections             Collections       Additional Funds

       (a)     Allocation of Collections between Investors and Seller
               Aggregate Investor Allocation                           $316,053,455.62       $2,950,446,666.21         $0.00

               Seller Allocation                                       $117,590,908.53       $1,097,743,745.80         $0.00

       (b)     Group One Allocation                                    $274,651,259.95       $2,563,945,686.62         $0.00

       (c)     Group Two Allocation                                     $41,402,195.67         $386,500,979.59         $0.00

       (d)     Series 1995-2 Allocations                                 $8,545,395.84          $79,773,640.26         $0.00

       (e)     Class A Allocations                                       $8,118,256.14          $75,786,172.70         $0.00

               Class B Allocations                                         $427,139.70           $3,987,467.56         $0.00

       (f)     Principal Collections as a monthly percentage of Master Trust Receivables
               at the beginning of November, 1999                                                   14.92%

       (g)     Finance Charge Collections as a monthly percentage of Master Trust Receivables
               at the beginning of November, 1999                                                    1.60%

       (h)     Total Collections as a monthly percentage of Master Trust Receivables
               at the beginning of November, 1999                                                   16.52%

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------

                             Deposits into the    Deficit Amount
                             SPFAs on this          on this            SPFA        Investment
                             Distribution Date    Distribution Date   Balance        Income

          Series 1995-2           $0.00                0.00           $0.00          $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------
                                                                                     Total Payments
                              Amount Paid on this           Deficit Amount             through this
                               Distribution Date       on this Distribution Date     Distribution Date

          Series 1995-2                 $0.00                         $0.00             $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
          --------------------------------------------------------------------

                                              Deposits into the SIFA
                                              on this Distribution Date         SIFA Balance

          Series 1995-2                         $2,877,194.17                   $11,508,776.68

     7.   Pool Factors for November, 1999
          -------------------------------

          Class A                                                 1.00000000

          Class B                                                 1.00000000

     8.   Investor Charged-Off Amount
          ---------------------------
                                                                           Cumulative Investor
                                                This Distribution Date     Charged-Off Amount
       (a)     Group One                            $84,592,246.10            $0.00

       (b)     Group Two                            $12,751,824.72            $0.00

       (c)     Series 1995-2                         $2,631,971.28            $0.00

       (d)     Class A                               $2,500,412.78            $0.00

               Class B                                 $131,558.50            $0.00

       (e)     As an annualized percentage of
               Principal Receivables at the
               beginning of November, 1999                    6.00%             N/A

     9.   Investor Losses on this Distribution Date
          -----------------------------------------
                                                                     Per $1,000 of original
                                                           Total       invested Principal

       (a)     Group One                                     $0.00          $0.00

       (b)     Group Two                                     $0.00          $0.00

       (c)     Series 1995-2                                 $0.00          $0.00

       (d)     Class A                                       $0.00          $0.00

               Class B                                       $0.00          $0.00

     10.  Reimbursement of Investor Losses on this Distribution Date
          ----------------------------------------------------------
                                                                     Per $1,000 of original
                                                           Total       invested Principal

       (a)     Group One                                     $0.00          $0.00

       (b)     Group Two                                     $0.00          $0.00

       (c)     Series 1995-2                                 $0.00          $0.00

       (d)     Class A                                       $0.00          $0.00

               Class B                                       $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses
          ------------------------------------------------
                                                                       Per $1,000 of original
                                                           Total         invested Principal

       (a)     Group One                                     $0.00          $0.00

       (b)     Group Two                                     $0.00          $0.00

       (c)     Series 1995-2                                 $0.00          $0.00

       (d)     Class A                                       $0.00          $0.00

               Class B                                       $0.00          $0.00

     12.  Investor Monthly Servicing Fee payable on this Distribution Date
          ----------------------------------------------------------------

       (a)     Group One                                            $28,193,254.98

       (b)     Group Two                                             $4,250,000.00

       (c)     Series 1995-2                                           $877,193.33

       (d)     Class A                                                 $833,333.33

               Class B                                                  $43,860.00

     13.  Class Available Subordinated Amount at the end of the Distribution Date
          -----------------------------------------------------------------------

                                                                As a percentage of
                                                   Total      Class A Invested Amount
          Series 1995-2 Class B                $34,210,540.00       6.8421%

     14.  Total Available Credit Enhancement Amounts
          ------------------------------------------

                                                       Shared Amount  Class B Amount

       (a)     Maximum Amount                                $0.00   $15,789,480.00

       (b)     Available Amount                              $0.00   $15,789,480.00

       (c)     Amount of Drawings on Credit Enhancement
                 on this Distribution Date                   $0.00            $0.00

       (d)     Credit Enhancement Fee on this
                 Distribution Date                                        $4,283.97

     15.  Delinquency Summary
          -------------------

          Master Trust Receivables Outstanding at the end of November, 1999          $27,916,715,840.16

                              Delinquent Amount  Percentage of Ending
          Payment Status      Ending Balance     Receivables Outstanding

          30-59 days         $723,521,987.13          2.59%

          60-179 days      $1,305,675,492.24          4.68%

     16.  Excess Spread Percentages on this Distribution Date (1)
          -------------------------------------------------------

       (a)     Group One (2)                               5.73%

       (b)     Group Two (2)                               5.08%

       (c)     Series 1995-2 (3)                           4.91%

     17.  Net Charge-Offs on this Distribution Date (4)
          ---------------------------------------------

          Charge-offs net of recoveries as an annualized percentage of
          Principal Receivables at the beginning of November, 1999              5.20%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                       ----------------------------

                                             Vice President

-------------------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1995-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on December 15, 1999:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during November, 1999
     is equal to                                                                   $4,481,834,776.16

4.  The aggregate amount of Class A Principal Collections processed during
     November, 1999 is equal to                                                       $75,786,172.70

5.  The aggregate amount of Class A Finance Charge Collections processed
     during November, 1999 is equal to                                                 $8,118,256.14

6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during November, 1999 is equal to                                $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                          $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                $0.00
           is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                            $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                              $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
      November, 1999 is equal to                                                           $3,987,467.56

10.  The aggregate amount of Class B Finance Charge Collections processed
      during November, 1999 is equal to                                                      $427,139.70

11a. The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during November, 1999 is equal to  $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                             $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                   $0.00
            is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                             $0.00
            Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                               $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                 $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1999.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer